LIONSGATE REPORTS RECORD REVENUES OF $1.36 BILLION FOR FISCAL
2008, UP 39% FROM PREVIOUS YEAR; NET LOSS IS $74.0 MILLION
Company Reports Best Revenue Quarter In Its History With $511.5 Million In Fourth Quarter Revenues
Company Reports Positive Free Cash Flow of $137 Million For Fiscal 2008
Santa Monica, CA, and Vancouver, BC, May 30, 2008 -— Lionsgate (NYSE: LGF), a leading next generation filmed entertainment studio, continued its growth momentum for fiscal 2008, reporting revenues of $1.36 billion and a net loss of $74.0 million for its fiscal year ended March 31, 2008, the Company announced today. The Company noted that revenue growth of 39% from the prior year was driven by strong theatrical box office, increased home entertainment sales, growth in library revenues, continued strength in television production revenues and burgeoning digital revenues. The Company reported $511.5 million in fourth quarter revenues, its best quarterly revenue performance.
Lionsgate reported a net loss for the fiscal year ended March 31, 2008 of $74.0 million. Diluted net loss per common share was $0.62 on 118.4 million adjusted weighted average common shares outstanding. The loss was primarily attributable to increased theatrical distribution and marketing expenses in association with the planned growth of the Company’s motion picture slate. Theatrical distribution and marketing expenses of $326.3 million increased 118% from $149.7 million in the previous year.
“Every division of the Company made contributions to our tremendous revenue growth, and they have positioned us for continued double-digit revenue growth in fiscal 2009,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We continue to leverage our vast array of content for large niche audiences into a fast-growing channel business, digital distribution platforms and emerging international opportunities that, in addition to the continued successful operation of our existing core businesses, all set the foundation for long-term profitability and enhanced global recognition of the Lionsgate brand.”
The Company reported that cash and cash equivalents grew to $371.6 million at March 31, 2008, its strongest cash position ever after three consecutive years of positive free cash flow in excess of $100 million. The Company’s filmed entertainment backlog also grew to a record $437.4 million at fiscal year-end. Filmed entertainment backlog represents the amount of future revenue not yet recorded from the licensing of films and television product for television exhibition and in international markets.
Overall motion picture revenue for the year was a record $1.15 billion, an increase of 34.1% from $858.2 million in fiscal 2007, including revenues generated by the September 2007 acquisition of Mandate Pictures. Within the motion picture segment, theatrical revenue was $191.7 million, an increase of 78% from $107.9 million the previous year, propelled by a string of hits including Saw 4, 3:10 To Yuma, Good Luck, Chuck, The Bank Job, Tyler Perry’s Why Did I Get Married?, The Eye, Rambo, Tyler Perry’s Meet The Browns and War.

Lionsgate’s home entertainment revenue was a record $623.5 million in the fiscal year, an 18% increase from $528.3 million in fiscal 2007, reflecting strong sales of 3:10 To Yuma, Good Luck, Chuck, Tyler Perry’s Why Did I Get Married?, Saw 4, War, The Condemned, Delta Farce, Bratz: The Movie, Daddy’s Little Girls, Pride and Happily N’Ever After as well as the initial impact of strong BluRay high-definition disc sales. Another major catalyst for strong home entertainment revenue performance was continued strong library sales as Lionsgate reported record catalogue revenues of $263.7 million in fiscal 2008.
Television revenue included in the motion picture segment was $115.9 million in the fiscal year, a 6% increase from $109.3 million in fiscal 2007, led by titles such as Crank, Daddy’s Little Girls, Employee of The Month, Saw III and The Descent.
Lionsgate also had the strongest international revenue performance in its history, reporting $158.7 million in international revenue in the fiscal year from such titles as 3:10 To Yuma, Saw IV, Saw III, Good Luck, Chuck, The Condemned, War and the special edition DVD release of Dirty Dancing by Lionsgate U.K. Lionsgate U.K. contributed $64.6 million in revenue in the fiscal year.
Television production revenue was $210.1 million in the fiscal year, an increase of 77% from $118.5 million in fiscal 2007, driven by a mix of deliveries of episodes of in-house productions such as the Golden Globe (R)-winning drama series Mad Men (AMC), Weeds Season 3 (Showtime), Wildfire Season 4 (ABC Family), and the Dead Zone Season 5 (USA Network) and domestic series licensing of Tyler Perry’s House of Payne, South Park and Family Feud from the Company’s television syndication subsidiary, Debmar-Mercury.
As more fully described in Note 2 to the consolidated financial statements in the Company’s 2008 Annual Report on Form 10-K filed on May 30, 2008, the Company made a change in the presentation of certain components within its Statement of Cash Flows to conform the Statement of Cash Flows to be in accordance with technical requirements of the FASB’s FIN 46R. The change in presentation of the Statement of Cash Flows reflects certain production obligations as a component of cash flows from financing activities rather than as a component of cash flows from operating activities. This change in the GAAP-based presentation had no impact on the Company’s cash balances, overall cash flows or the changes in the balances of the Company’s cash and cash equivalents.
The Company will continue to use the free cash flow metric and amounts presented as such will continue to reflect the same amounts as were previously reflected as free cash flow as presented in the attached free cash flow reconciliation.
The aforementioned changes do not affect Lionsgate’s current, previous or anticipated free cash flow results.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2008 financial results at 9:00 A.M. ET/6:00 A.M. PT, Monday, June 2, 2008. Interested parties may participate live in the conference call by calling 1-800-230-1085 (1-612-234-9959 outside the U.S. and Canada). A full digital replay will be available from Monday afternoon, June 2, through Monday, June 9, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 920448.

Lionsgate is a leading next generation filmed entertainment studio with a major presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company is leveraging its content leadership and marketing expertise through a series of partnerships that include the operation of the highly successful FEARNet branded VOD and Internet horror channel with Sony and Comcast, the recent announcement of the fall 2009 launch of a new premium entertainment channel with partners Viacom, Paramount Pictures and MGM, investment in the leading young men’s digital distribution platform Break.com, ownership of the premier independent television syndication company Debmar-Mercury LLC and an alliance with independent filmed entertainment production and distribution company Roadside Attractions. Lionsgate also has forged partnerships with leading content creators, owners and distributors in key territories around the world, including Televisa in the U.S. and Latin America, StudioCanal in the UK, Hoyts and Sony in Australia and Eros International in India..
The Company generated approximately $450 million at the North American theatrical box office in the past year and has released a string of hits including The Forbidden Kingdom, Tyler Perry’s Meet The Browns, The Bank Job, Rambo, The Eye, Saw IV, Tyler Perry’s Why Did I Get Married?, Good Luck Chuck, 3:10 To Yuma and War, most of which have opened at #1 or #2 at the box office. The Company has also forged leadership positions in television and home entertainment with the production of such critically-acclaimed television series as Weeds and Mad Men, the distribution of Tyler Perry’s House of Payne, Family Feud, South Park, Trivial Pursuit and The Dead Zone, among others, and approximately 9% market share and the industry’s leading box office-to-DVD conversion rate in home entertainment. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with entrepreneurial innovation and original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business and the success of our fiscal 2009. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2008. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2008	2007
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$371,589	$51,497
Restricted cash	10,300	4,915
Investments	6,927	237,504
Accounts receivable, net of reserve for video returns and allowances of $95,515 (March 31, 2007 - $77,691) and provision for doubtful accounts of $5,978 (March 31, 2007 - $6,345)	260,284	130,496
Investment in films and television programs	608,942	493,140
Property and equipment	13,613	13,095
Goodwill	224,531	187,491
Other assets	41,572	18,957

	$1,537,758	$1,137,095

LIABILITIES
Accounts payable and accrued liabilities	$245,430	$155,617
Participation and residuals	385,846	171,156
Film and production obligations	278,016	167,884
Subordinated notes and other financing obligations	328,718	325,000
Deferred revenue	111,510	69,548

	1,349,520	889,205

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 121,081,311 and 116,970,280 shares issued at March 31, 2008 and March 31, 2007, respectively	434,650	398,836
Series B preferred shares (10 shares issued and outstanding)	—	—
Accumulated deficit	(223,619)	(149,651)
Accumulated other comprehensive loss	(533)	(1,295)

	210,498	247,890
Treasury shares, no par value, 2,410,499 shares at March 31, 2008	(22,260)	—

	188,238	247,890

	$1,537,758	$1,137,095

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2008	2007	2006
	(Amounts in thousands, except
	per share amounts)
Revenues	$1,361,039	$976,740	$945,385
Expenses:
Direct operating	662,450	436,818	458,990
Distribution and marketing	635,666	404,410	399,299
General and administration	119,080	90,782	69,936
Depreciation	3,974	2,786	1,817

Total expenses	1,421,170	934,796	930,042

Operating income (loss)	(60,131)	41,944	15,343

Other expenses (income):
Interest expense	16,432	17,832	18,860
Interest rate swaps mark-to-market	—	—	123
Interest and other income	(11,276)	(11,930)	(4,304)
Gain on sale of equity securities	(2,909)	(1,722)	—

Total other income, net	2,247	4,180	14,679

Income (loss) before equity interests and income taxes	(62,378)	37,764	664
Equity interests loss	(7,559)	(2,605)	(74)

Income (loss) before income taxes	(69,937)	35,159	590
Income tax provision (benefit)	4,031	7,680	(1,030)

Income (loss) before discontinued operations	(73,968)	27,479	1,620
Income (loss) from discontinued operations (including gain on sale in 2006 of $4,872), net of tax of $2,464	—	—	4,476

Net income (loss)	$(73,968)	$27,479	$6,096

Basic Per Share Data:
Basic Income (Loss) Per Common Share From Continuing Operations	$(0.62)	$0.25	$0.02
Basic Income (Loss) Per Common Share From Discontinued Operations	—	—	0.04

Basic Net Income (Loss) Per Common Share	$(0.62)	$0.25	$0.06

Diluted Per Share Data:
Diluted Income (Loss) Per Common Share From Continuing Operations	$(0.62)	$0.25	$0.02
Diluted Income (Loss) Per Common Share From Discontinued Operations	—	—	0.04

Diluted Net Income (Loss) Per Common Share	$(0.62)	$0.25	$0.06

Weighted average number of common shares outstanding:
Basic	118,427	108,398	103,066
Diluted	118,427	111,164	106,102

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year	Year	Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2008	2007	2006
		(restated)	(restated)
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(73,968)	$27,479	$6,096
Income (loss) from discontinued operations	—	—	4,476

Income (loss) from continuing operations	(73,968)	27,479	1,620
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities — continuing operations
Depreciation of property and equipment	3,974	2,786	1,817
Amortization of deferred financing costs	3,581	3,756	3,804
Amortization of films and television programs	403,319	241,640	253,279
Amortization of intangible assets	1,526	884	2,004
Non-cash stock-based compensation	13,934	7,259	1,881
Interest rate swaps mark-to-market	—	—	123
Gain on sale of equity securities	(2,909)	(1,722)	—
Deferred income taxes	(1,087)	6,780	297
Equity interests loss	7,559	2,605	74
Changes in operating assets and liabilities:
Restricted cash	(228)	(4,095)	2,093
Accounts receivable, net	(128,876)	79,704	(33,459)
Investment in films and television programs	(445,714)	(297,149)	(284,711)
Other assets	(2,985)	7,448	(7,892)
Accounts payable and accrued liabilities	67,791	(38,509)	49,155
Unpresented bank drafts	—	(14,772)	14,772
Participation and residuals	209,806	3,261	68,676
Film obligations	1,387	(6,079)	10,762
Deferred revenue	32,040	38,451	(31,643)

Net Cash Flows Provided By Operating Activities — continuing operations	89,150	59,727	52,652
Net Cash Flows Provided By Operating Activities — discontinued operations	—	—	2,580

Net Cash Flows Provided By Operating Activities	89,150	59,727	55,232

Investing Activities:
Purchases of investments — auction rate securities	(229,262)	(865,750)	(307,031)
Proceeds from the sale of investments — auction rate securities	466,641	795,448	139,950
Purchases of investments — equity securities	(4,836)	(122)	(3,470)
Proceeds from the sale of investments — equity securities	24,155	390	2,945
Acquisition of Mandate, net of unrestricted cash acquired	(41,205)	—	—
Loan to Mandate — preacquisition	(2,895)	—	—
Acquisition of Maple, net of unrestricted cash acquired	1,753	—	—
Acquisition of Debmar, net of unrestricted cash acquired	—	(24,119)	—
Acquisition of Redbus, net of unrestricted cash acquired	—	—	(27,138)
Investment in equity method investees	(6,460)	(5,116)	—
Loan to equity method investee	(3,000)	—	—
Cash received from disposition of assets, net	—	—	34,860
Purchases of property and equipment	(3,608)	(8,348)	(5,555)

Net Cash Flows Provided By (Used In) Investing Activities — continuing operations	201,283	(107,617)	(165,439)
Net Cash Flows Provided By Investing Activities — discontinued operations	—	—	105

Net Cash Flows Provided By (Used In) Investing Activities	201,283	(107,617)	(165,334)

Financing Activities:
Exercise of stock options	1,251	4,277	1,408
Amounts paid to satisfy tax withholding requirements on options exercised	(5,319)	—	—
Repurchases of common shares	(22,260)	—	—
Borrowings under financing arrangements	3,718	—	—
Financing fees	—	—	(546)
Borrowings under production obligations	162,400	97,083	92,605
Repayment of production obligations	(111,357)	(48,993)	(24,825)
Repayment of subordinated notes	—	—	(5,000)
Repayment of mortgages payable	—	—	(16,224)

Net Cash Flows Provided By Financing Activities — continuing operations	28,433	52,367	47,418
Net Cash Flows Used In Financing Activities — discontinued operations	—	—	(2,703)

Net Cash Flows Provided By Financing Activities	28,433	52,367	44,715

Net Change In Cash And Cash Equivalents	318,866	4,477	(65,387)

Foreign Exchange Effects on Cash — continuing operations	1,226	42	(628)
Foreign Exchange Effects on Cash — discontinued operations	—	—	154

Foreign Exchange Effects on Cash	1,226	42	(474)

Cash and Cash Equivalents — Beginning Of Year	51,497	46,978	112,839

Cash and Cash Equivalents — End Of Year	$371,589	$51,497	$46,978

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW

Year Ended
March 31,
2008
(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$89,150
Purchases of property and equipment	(3,608)
Net borrowings under and repayment of production obligations	51,043

Free Cash Flow, as defined	$136,585

Free cash flow is defined as net cash flows provided by operating activities, less purchases of property and equipment and plus or minus the net increase or decrease in production obligations. The adjustment for the production obligations is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production obligations prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.